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                                                                    EXHIBIT 21.1

                              COLLAGEN CORPORATION

                      Subsidiaries* of Collagen Corporation


The Registrant owns the following percentages of the outstanding voting securities of the following corporations, which are included in the Registrant's consolidated financial statements.

                                                           Percent Ownership
                                                           of Outstanding
                                                           Voting Securities @  Jurisdiction of
Name                                                       August 25, 1997      Incorporation
---------------------------------------------------        -------------------  ----------------
Aesthetic Technologies, Inc.                                       100%         Delaware
Cohesion Corporation                                                81%         California
Collagen International, Inc.                                       100%         Delaware
Collagen Biomedical  Pty.,  Limited **                             100%         Australia
Collagen Vertrieb Biomedizischer, Produkte GmbH **                 100%         Austria
Collagen, S.A. **                                                  100%         Belgium
Collagen Canada, Ltd. **                                           100%         Canada
Collagen SARL **                                                   100%         France
Collagen GmbH **                                                   100%         Germany
Collagen S.r.l. **                                                 100%         Italy
Collagen Luxembourg S.A. **                                        100%         Luxembourg
Collagen B.V.**                                                    100%         Netherlands
Collagen Biomedical Iberica, S.A. **                                51%         Spain
Collagen, S.A. **                                                  100%         Switzerland
LipoMatrix, Incorporated                                           100%         Virgin Islands
Collagen (U.K) Ltd.                                                100%         United Kingdom
Collagen International Sales Corporation                           100%         Virgin Islands
*

----------

* Excludes certain subsidiaries, which, considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary as of June 30, 1997.

**  Subsidiary of Collagen International, Inc.



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